PRESS RELEASE

Company Contacts:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
jcrane@crossroads.com	mhood@crossroads.com
512.928.6897 or 800.643.7148	512.928.7330

Press Contact:

Matthew Zintel

Zintel Public Relations

matthew.zintel@zintelpr.com

281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Systems Reports Fiscal Second Quarter 2013 Financial Results

AUSTIN, Texas – June 7, 2013 – Crossroads Systems, Inc. (NASDAQ: CRDS), a global provider of data archive solutions, reported financial results for its fiscal second quarter ended April 30, 2013.

Revenue for fiscal Q2 2013 was $2.7 million, a decrease of 20 percent from $3.5 million in the same quarter a year ago. Gross profit for fiscal Q2 2013 was $1.9 million, or 70% of total revenue, as compared to $3.1 million or 89% of total revenue in the same quarter a year ago. Operating expenses for fiscal Q2 2013 totaled $5.8 million as compared to $5.1 million in the same period a year ago.

Net loss for fiscal Q2 2013 totaled $3.9 million or $0.41 per share, as compared to a net loss of $2.1 million or $.19 per share in the same quarter a year ago. At April 30, 2013, cash and cash equivalents totaled $6.0 million, as compared to $2.5 million in the previous quarter.

Management Commentary

Richard K. Coleman, Jr., Interim President and CEO at Crossroads Systems, said, “While the second quarter presented us with execution and revenue delivery challenges, I remain extremely optimistic about our future. Very few companies can claim a solid base of revenue from historic products, tremendous potential from a disruptive new product, and an impressive and proven Intellectual Property portfolio. There is no question that we face execution challenges, but we have a dedicated and talented workforce focused on delivering shareholder value from these assets.”

Conference Call Information

Crossroads will hold a conference call later today (Friday, June 7, 2013) at 10 a.m. Eastern Time (9 a.m. Central Time) to discuss the financial results. Interim President and CEO Richard K. Coleman, Jr., and CFO Jennifer Crane will host the call. A question and answer session will follow management's presentation.

Date: Friday, June 7, 2013

Time: 10 a.m. Eastern Time (9 a.m. Central Time)

Dial-In Number: (877) 221-8809

International: (706) 679-8667

To access the live or recorded webcast, visit:

http://us.meeting-stream.com/crossroadssystemsinc_060713

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. The conference call will also be available via the company's Web site in the Investor Relations Events & Presentations section. For more information and to view recent press releases, visit www.crossroads.com.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is a global provider of data archive solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads holds more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems' ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems’ reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, which can be accessed through the SEC’s website or by clicking “SEC Filings” on the company’s Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2013 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	October 31,	April 30,
ASSETS	2012	2013
		(Unaudited)
Current assets:
Cash and cash equivalents	$6,895	$5,953
Accounts receivable, net of allowance for doubtful
accounts of $102 and $96, respectively	2,847	1,961
Inventory	376	298
Prepaid expenses and other current assets	309	471

Total current assets.	10,427	8,683

Property and equipment, net	1,521	1,386
Other assets	76	82

Total assets.	$12,024	$10,151

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,260	$951
Accrued expenses	2,879	1,775
Deferred revenue	1,306	1,274
Current portion of long term debt	2,948	1,501

Total current liabilities.	8,393	5,501

Long term liabilities	1,634	1,044

Commitments and contingencies (See Note 7)	-	-

Stockholders' equity:
Convertible preferred stock, $0.001 par value, 25,000,000 shares authorized,
0 and 4,231,154 shares issued and outstanding, respectively	-	4
Common stock, $0.001 par value, 75,000,000 shares authorized,
11,679,860 and 11,845,986 shares issued and outstanding, respectively.	12	12
Additional paid-in capital	204,582	214,104
Accumulated other comprehensive loss	(39)	(43)
Accumulated deficit	(202,558)	(210,471)

Total stockholders' equity.	1,997	3,606

Total liabilities and stockholders' equity	$12,024	$10,151

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands, Except Share and Per Share Data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2012	2013	2012	2013
Revenue:
Product	$1,891	$1,046	$3,003	$2,964
IP license, royalty and other	1,562	1,691	3,029	3,324

Total revenue	3,453	2,737	6,032	6,288

Cost of revenue:
Product	155	186	236	380
IP license, royalty and other	237	622	473	1,376

Total cost of revenue	392	808	709	1,756

Gross profit	3,061	1,929	5,323	4,532

Operating expenses:
Sales and marketing	1,534	1,909	2,943	3,869
Research and development	2,662	2,990	5,419	5,847
General and administrative	833	905	1,595	1,781
Amortization of intangible assets	47	-	94	-

Total operating expenses	5,076	5,804	10,051	11,497

Loss from operations	(2,015)	(3,875)	(4,728)	(6,965)

Interest expense	(53)	(80)	(103)	(134)
Other income	1	5	15	4

Net loss	$(2,067)	$(3,950)	$(4,816)	$(7,095)

Dividends and beneficial conversion on preferred stock	$-	$(864)	$-	$(864)
Net loss available to common stockholders, basic and diluted	$(2,067)	$(4,814)	$(4,816)	$(7,959)
Net loss per share available to common stockholders, basic and diluted	$(0.19)	$(0.41)	$(0.44)	$(0.67)

Shares used in computing net loss per share:
Available to common stockholders, basic and diluted	11,048,394	11,836,140	11,010,813	11,827,430

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	April 30,
	2012	2013

Cash flows from operating activities:
Net loss	$(4,816)	$(7,095)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	336	409
Non cash interest paid on conversion to preferred stock	-	55
Amortization of intangible assets	94	-
Gain on disposal of property and equipment	(15)	-
Stock-based compensation	1,179	557
Provision for doubtful accounts receivable	30	(5)
Changes in assets and liabilities:
Accounts receivable	299	894
Inventory	(96)	78
Prepaid expenses and other assets	(13)	(168)
Accounts payable	(1,028)	(313)
Accrued expenses	293	(921)
Deferred revenue	604	(108)
Net cash used in operating activities	(3,133)	(6,617)
Cash flows from investing activities:
Purchase of property and equipment	(490)	(273)
Purchase of held-to-maturity investments	(185)	-
Maturity of held-to-maturity investments	3,220	-
Net cash provided by (used in) investing activities	2,545	(273)
Cash flows from financing activities:
Proceeds from issuance of preferred stock, net of issuance cost	-	7,333
Proceeds from issuance of common stock, net of issuance cost	141	27
Proceeds from borrowing on debt	3,000	550
Repayment of debt	(197)	(1,963)
Net cash provided by financing activities	2,944	5,947

Effect of foreign exchange rate on cash and cash equivalents	(148)	1
Net increase (decrease) in cash and cash equivalents	2,208	(942)
Cash and cash equivalents, beginning of period	7,336	6,895
Cash and cash equivalents, end of period	$9,544	$5,953

Supplemental disclosure of cash flow information:

Cash paid for interest	$60	$74
Cash paid for income taxes	$1	$2

Supplemental disclosure of non cash financing activities:

Conversion of promissory notes to preferred stock	$-	$605